Exhibit 10.15.1

FOURTH AMENDMENT TO STANDARD LEASE AGREEMENT (OFFICE)

Gold Pointe Corporate Center

11919 Foundation Place, Gold River, CA 95670

This Fourth Amendment to Standard Lease Agreement (Office) dated for reference purposes as October 11, 2007 (the “Fourth Amendment”), is entered into by and between Carlsen Investments, LLC a California limited liability company as successor in interest to Gold Pointe E, LLC, a California limited liability company, (“Landlord”), and eHealthInsurance Services, Inc., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord’s predecessor-in-interest and Tenant entered into that certain Standard Lease Agreement (Office) dated as of June 10, 2004 (“Original Lease”), for certain premises, more particularly described therein (“Premises”), located in the building at 11919 Foundation Place, Suite 100, Gold River, California 95670 (“Building”).

B. The Original Lease, Amendment Number One dated December 23, 2004, Second Amendment To Standard Lease Agreement (Office) dated June 15, 2005, Third Amendment To Lease And Acknowledgement To Standard Lease Agreement (Office) dated February 8, 2006 and Exhibits A, A-1, B, C, D, E, F, G, H and I shall hereinafter be referred to as the “Lease.”

C. The Premises currently comprises a total of approximately twenty-eight thousand eight hundred thirteen (28,813) rentable square feet (the “Premises”). It is now the intention of the parties to amend the Lease to expand the Premises into a portion of Suite 200 on the Second floor of the Building by approximately three thousand two hundred twenty five (3,225) rentable square feet (the “Expansion Premises Number One”) and into Suite 270-280 on the Second floor of the Building by approximately six thousand eight hundred fifty nine (6,859) rentable square feet (the “Expansion Premises Number Two”) to total approximately thirty-eight thousand eight hundred ninety seven (38,897) rentable square feet within the Building (the “Amended Premises”) and to amend other matters as herein provided.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreement of the parties hereto to the terms and conditions set forth below, the parties agree as follows:

AGREEMENT

1. Effective Date. This Fourth Amendment shall be effective on the date when executed by both Landlord and Tenant and Landlord has delivered a fully executed Fourth Amendment to Tenant, which date shall hereinafter be referred to as the “Effective Date.”

2. Lease at 11919 Foundation Place, Suite 250. Effective November 5, 2007 or upon completion of the demise of the Amended Premises described as 3,225 rentable square feet in a portion of suite 200, which ever the latter, but in no event later than November 9, 2007. Landlord hereby Leases to Tenant and Tenant hereby leases from Landlord, the “Expansion Premises Number One” consisting of approximately three thousand two hundred twenty five (3,225) rentable square feet which includes a 2,773 square foot area and a contiguous 452 square foot area, in a portion of Suite 200, 11919 Foundation Place, Gold River, CA. Effective with the Commencement Date as set forth in Paragraph 3 below, Landlord hereby leases to Tenant and

Tenant hereby leases from Landlord, the “Expansion Premises Number Two”, consisting of approximately six thousand eight hundred fifty nine (6,859) rentable square feet, Suite 270-280, 11919 Foundation Place, Gold River, CA to total approximately thirty-eight thousand eight hundred ninety seven (38,897) rentable square feet (the “Amended Premises”), 11919 Foundation Place, Gold River, California on all the terms and conditions set forth in the Lease, subject to the terms and conditions of this Fourth Amendment. All references in the Lease to the “Expansion Premises Number One” and Expansion Premises Number Two shall refer to the “Amended Premises” demised under this Fourth Amendment and as referenced on the attached Exhibit A.

3. Term. The term of the Lease for the “Amended Premises” shall be extended from May 31, 2010 to December 31, 2012 commencing upon January 1, 2008 or the earlier of the following dates (the “Commencement Date”): (i) the date on which the “Expansion Premises Number Two” is Substantially Complete (as defined below); (ii) the date on which the “Expansion Premises Number Two” would have been Substantially Complete had there been no delays caused by or attributable to the Tenant; or (iii) the date upon which the Tenant takes possession of the “Expansion Premises Number Two” with the Landlord's written consent. Within thirty (30) days after the Commencement Date, Landlord and Tenant shall execute an amendment to this Lease setting forth the Commencement Date for the “Amended Premises”. For purposes of the foregoing, the “Amended Premises” shall be deemed to be “Substantially Complete” when (i) Tenant is tendered direct access to the “Amended Premises” with building services furnished to the “Amended Premises”, and (ii) the identified construction to be provided by Landlord, as set forth in this Fourth Amendment has been completed, with the exception of minor punch list items. Completion of Landlord’s construction shall be certified by Landlord’s contractor that the defined scope of work has been completed.

4. Rent. The Base Rent for the “Expansion Premises Number One” shall be on the same terms and conditions as set forth in Lease payable as follows:

The Base Rent for the portion of rentable square footage of the Amended Premises on which the lease period has commenced under the Lease shall be as follows:

DATE	RENT
Dec. 1, 2007 to May 31, 2010	$1.85 per square foot, per month
Jun. 1, 2010 to May 31, 2011	$1.95 per square foot per month
Jun. 1, 2011 to May 31, 2012	$2.00 per square foot per month
Jun. 1, 2012 to Dec. 31, 2012	$2.05 per square foot per month

The Base Rent amounts above are stated on a “full service gross basis”, which shall include operating expenses such as real estate taxes, insurance, maintenance, utilities, and janitorial services.

5. Tenant’s Proportionate Share. Tenant’s proportionate share of the total rentable area of the Building shall be increased by 15.95% to 61.54% effective with the “Commencement Date”.

6. Tenant Improvements. Landlord shall provide Tenant a tenant improvement allowance in the amount of $100,000.00 in accordance with Exhibit B, Lease Improvement Agreement to the Lease. Such allowance shall include architectural space plans, permits, fees, and fees of Landlord’s construction representative.

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7. Option To Renew. Tenant’s Option To Renew in accordance with Section 40 (d) (1) (2) (3) (4) and (5) of the Lease shall be modified as follows:

(i.)	Section 40. (d) First paragraph. On the second line after the word “Lease” the balance of the paragraph shall be deleted in its entirety and replaced with the following: “have one (1) successive option to renew this Lease for a term of three (3) years for the Amended Premises in ‘as is” condition and on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions set forth below”:

(ii.)	Section 40 (d) (1) of the Lease shall be modified as follows: On the second line “two hundred seventy (270) days” shall be deleted and replaced with “three hundred and sixty-five (365) days”. On the fourth line “one hundred eighty days (180) days” shall be deleted and replaced with “two hundred seventy (270) days”.

(iii.)	Section 40 (d) (2) (3) (4) & (5) of the Lease shall remain unmodified.

8. Right Of First Refusal. The first paragraph of Section (40) (e) is deleted in its entirety and shall be replaced with the following. “Upon the expiration of the DR Horton lease, occurring 11/30/2010, Tenant shall have an on-going Right of First Refusal on D. R. Horton’s 18,452 square foot premises (suite 200) on the second floor of the building and D. R. Horton’s 5,841 square foot premises (suite 180) on the first floor of the building. Said Right Of First Refusal shall expire on December 31, 2010.

Additionally, should DR Horton have interest in relinquishing any of their space, prior to their lease expiration date of November 30, 2010, either through subleasing, lease buy-outs or any other mechanism, eHealth shall have an On-Going First Right of Refusal on said space.

9. Parking. Tenant shall be provided twenty seven (27) parking spaces currently allocated to Yamas Controls including spaces described as “reserved” and thirteen (13) in-common parking spaces currently allocated to D. R. Horton.

10. Contingency. The terms of this Fourth Amendment are conditioned upon Carlsen Investments, LLC (Landlord) and Yamas Controls Group, Inc. (Tenant) in suite 270-280 fully executing a termination of lease agreement, and Landlord executing a lease amendment with D. R. Horton (Tenant) for a reduction of a portion of their premises square footage in Suite 200, no later than October 29, 2007.

11. Ratification. Except as modified by this Fourth Amendment, the Lease is ratified, affirmed, in full force and effect, and incorporated herein by this reference. This Fourth Amendment is intended to modify the lease and shall be deemed to amend any language in the Lease which is read or interpreted contrary to the agreements set forth herein. Any covenant or provision of the Lease which is not inconsistent with this Amendment shall remain in full force and effect.

12. Counterparts; Facsimile Execution. This Fourth Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument. To facilitate execution of this Fourth Amendment, the parties may execute and exchange facsimile counterparts of the signature pages, and facsimile counterparts shall serve as originals. The parties agree to provide original hard copies of such signature pages to the other party within five (5) business days of execution by such party.

Signatures begin on next page

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SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date set forth below.

LANDLORD:

CARLSEN INVESTMENTS, LLC a California limited liability company

By:	/s/ James R. Carlsen
James R. Carlsen,
Managing Member

Date:	11-6	, 2007

Address:	c/o PDC Properties, Inc.
8395 Jackson Road, Suite F
Sacramento, CA 95826

TENANT:

EHEALTHINSURANCE SERVICES, INC. a Delaware corporation

By:	/s/ Stuart Huizinga
Stuart Huizinga,
Chief Financial Officer

Date:	November 5	, 2007

4

eHEALTHINSURANCE SERVICES, INC,

EXPANSION PREMISES NUMBER ONE & NUMBER TWO

EXHIBIT A
1
2
3
4
5
6
7
8
9
10
3
12,580 S.F.
D. R. HORTON
2
4,642 S.F.
STAIR
191 S.F.
training
eHEALTH
16 S.F.
LOBBY
2,666 S.F.
YAMAS
EXPANSION PREMISES NUMBER ONE
EXPANSION PREMISES NUMBER TWO

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EXHIBIT B

WORK LETTER AGREEMENT

Work Letter-Allowance

Prior to the Commencement Date, Landlord shall substantially complete or cause “Substantial Completion” (as defined in Section 3 of this Work Letter) of the work (herein called the “Tenant Improvement Work”) as set forth in this work letter (the “Agreement”) necessary to furnish and install within the Premises in accordance with the Tenant Space Plan as hereinafter defined and attached as Exhibit A hereto. Tenant and Landlord mutually agree that they have not approved a final Tenant Space Plan and that the attached Exhibit A “Expansion Premises Number Two” is only a depiction of the location in the building wherein the Tenant Space Plan will be located.

1. DEFINITIONS. Unless otherwise defined in this Agreement, the capitalized terms used herein shall have the meaning assigned to them in the Lease.

2. REPRESENTATIVES. Landlord hereby appoints Craig Bratton and James Lennon as Landlord’s representative to act for Landlord in all matters covered by this Agreement. Tenant hereby appoints Stuart Huizinga as Tenant’s representative to act for Tenant in all matters covered by this Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Agreement shall be related to Landlord’s representative or Tenant’s representative, as the case may be. Tenant will not make any inquiries of or request to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architects, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Agreement. Either Landlord or Tenant may change its representative at any time by written notice to the other.

3. TENANT IMPROVEMENT WORK AND SUBSTANTIAL COMPLETION Landlord, at Landlord’s sole cost and expense, shall complete the Tenant Improvement Work at a cost not to exceed One Hundred Thousand dollars ($100,000.00) in accordance with the project schedule to be provided by Landlord’s contractor but in no event later than February 15, 2008, subject to Force Majeure as set forth in the Lease and Tenant caused delays as set forth in Section 12 of this Work Letter. The Premises shall be deemed to be “Substantially Complete” when all of the following have occurred: (i) a signed off, final building permit has been issued by the County of Sacramento, (ii) Tenant has direct access to the Premises with all Tenant Improvement Work completed by Landlord necessary set forth in Section 13 with the exception of reasonable and customary punch list items. Upon issuance of the Certificate of Occupancy or a final inspection by the County of Sacramento which shall be evidenced by a signed building permit for the Premises, Tenant and Landlord shall conduct an on-site inspection and walk-thru of the Premises and shall mutually agree upon a list of punch list items that Tenant and Landlord reasonably agree that Landlord complete and or correct. Landlord agrees to complete the punch list items no later than 30 days from the date Landlord and Tenant have agreed to the list; however, in no way shall such list affect the use, occupancy and Lease Commencement. Landlord shall complete and/or correct such items set forth on the list using its good faith efforts and due diligence in accordance with the County of Sacramento permitted construction plans which Tenant shall have approved prior to submittal to the building department. The construction plans shall include all architectural, mechanical, plumbing and electrical engineering plans required for the issuance of a building permit and the completion of the Tenant Improvement Work including completed detailed plans and specifications for Tenant’s office layout, ceiling, heating and air conditioning, electrical outlets and switches.

4. TENANT WORKING DRAWINGS. Based upon the approved Tenant Space Plan, Landlord will, through Landlord’s architect or space planner, cause working drawings for the improvements to the Premises (“Tenant Working Drawings”) to be prepared and delivered to Tenant within a reasonable period of time after execution of the Lease Amendment. The Tenant Working Drawings will include all architectural, mechanical and electrical engineering plans required for the issuance of permits and the completion of the Tenant Improvements including complete detailed plans and specifications for a demising wall, door locations, reflected ceiling, heating and air conditioning, electrical outlets and switches, telephone outlets, fire sprinklers and finish specifications. It is further agreed that all plans and specifications referred to in this Section 4 are subject to Landlord’s approval, which Landlord agrees shall not be unreasonably withheld. Landlord’s preparation or approval of the Tenant Working Drawings, the Tenant Space Plan and any other plans or specifications shall not constitute any representation as to the adequacy, efficiency, performance or desirability of any space plan or improvements. Tenant shall furnish Landlord, within three (3) business days after Landlord’s request, all information necessary to enable Landlord to complete the Tenant Working Drawings. Any interior design services, such as selection of paint colors, wall coverings, fixtures, furnishings, carpeting or design of millwork or other special items shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord. Tenant shall furnish Landlord, within three (3) business days after Landlord’s request, all interior design information, as may be required by Tenant, necessary to enable Landlord to complete the Tenant Working Drawings.

5. NO SUBSTITUTIONS OR CREDITS. Notwithstanding any other provision of this Agreement, Tenant acknowledges that Landlord requires that the Premises and the Tenant Improvements meet the specifications set forth in Section 13 and on Exhibit A attached hereto and by this reference made a part hereof. In order to preserve uniformity and construction standards of the Building, Tenant shall be entitled to make no substitutions or alterations to the specifications set forth herein without Landlord’s written approval.

6. EFFECT OF APPROVAL. Tenant’s approval of Tenant Working Drawings (initial or revised) will constitute Tenant’s acknowledgment that such drawings correctly depict the proper layout and design for any and all improvements to the Premises desired by Tenant. Tenant’s approval of the Tenant Working Drawings will constitute authorization to Landlord to proceed with and complete construction of the Tenant Improvements in the Premises. All of the work called for by the Tenant Working Drawings will be performed by one or more contractors engaged by Landlord. Following approval of the Tenant Working Drawings, Landlord’s contractor will submit the Tenant Working Drawings to the appropriate governmental authorities for necessary approvals and building permits.

7. CHANGE ORDERS. Tenant may authorize changes in the Tenant Working Drawings and/or the work during construction only by written instructions to Landlord’s representative on a form approved by Landlord. Also, such changes will be subject to Landlord’s prior written approval. Before commencing any change, Landlord will prepare and deliver to Tenant, for Tenant’s approval, the change order setting forth the cost of such change, which will include associated architectural, engineering and construction fees, if any, and the cost of such change for Landlord’s contractor’s overhead. If Tenant fails to approve such change order within three (3) days, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform that change. If Tenant timely approves such change order, Tenant, will within ten (30) days of completion of the Tenant Improvements, pay to Landlord any amounts in excess of the cost stated in Section 3 of this agreement payable by Tenant in connection with the change orders provided for in this Section 7.

8. ACCESS TO THE PREMISES PRIOR TO DELIVERY. Landlord shall allow Tenant and its contractors to enter the Premises at reasonable times prior to the Commencement Date to permit Tenant to install its cabling for telephone, computers, work stations and security system, or other work, if any; provided, however, that prior to such entry into the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that the insurance required to be carried by Tenant, pursuant to the Lease shall be in full force and effect at the time of such entry. Tenant and its representatives shall not interfere with Landlord or Landlord’s contractor in completing the work required of Landlord under this Agreement and Tenant and its representatives shall be subject to all directives of Landlord and Landlord’s contractors in connection with such entry as well as the use of the Building’s common areas, restrooms, elevators, and other facilities. Prior to the commencement of any construction in the Premises, Tenant shall provide Landlord’s representative a proposed work schedule for Tenant’s contractors and other representation, which schedule shall be subject to Landlord’s reasonable approval. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant’s sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry of the Premises by Tenant or its representatives.

9. REIMBURSEMENT OF TENANT IMPROVEMENT COST. In accordance with the First Amendment To Lease and Section 3 above, Tenant agrees to reimburse Landlord within thirty (30) days for invoices Landlord has paid on Tenant’s behalf. Evidence of payment shall be in the form of a standard contactor construction draw signed by the General Contractor and Landlord as certification of the work in place

10. EXCESSIVE LOADS. Tenant agrees that should the nature of its layout or any of its equipment, fixtures or furnishings to be placed in the Premises, place a burden in excess of the Building’s designed load, Tenant agrees to pay Landlord the cost of any modifications to the Building necessary to accommodate Tenant’s furniture, furnishings or layout, as well as any design, engineering or other professional fees incurred by Landlord in connection with such modifications.

11. ALTERATIONS. Any alterations or improvements described by Tenant after Landlord’s delivery of the Premises shall be subject to the provisions of the Lease.

12. COMPLETION AND COMMENCEMENT DATE. Each of the following shall be deemed a Tenant delay for the purposes of establishing the Commencement Date.

(a)	Tenant’s failure to timely supply information necessary to complete the Tenant Working Drawings (revisions to such drawings); or

(b)	Tenant’s request for new work; or

(c)	modifications, revisions and changes to the Tenant Space Plan or Tenant Working Drawings requested by or on behalf of Tenant after Tenant’s approval of the Tenant Space Plan or Tenant Working Drawings; or

(d)	changes in the work requested by or on behalf of Tenant or orders to halt or delay the work given by or on behalf of Tenant; or

(e)	any delay in the completion of the work caused by Tenant’s contractors or materials suppliers; or

(f)	any other delay of any kind or nature caused by Tenant or its contractors, architects, space planners or other agents or employees.

13. GENERAL SCOPE OF WORK FOR TENANT IMPROVEMENTS.

(i.)	Construct tenant improvements in accordance with the Fourth Amendment To Lease on the second (2nd) floor of the building, as follows:

(ii.)	Expansion Premises Number One: Consisting of approximately 452 square feet, the “Training Room Area”: (a) Remove door and frame on the west common wall with D.R. Horton. Frame, insulate, sheet rock and finish to match existing building finishes on both sides of the wall. (b) At the current opening between D.R. Horton and the 2,775 square foot portion of Expansion Premises Number One, frame, insulate, sheet rock and finish to match existing building finishes on both sides of the new wall. (c) Construct a new opening on the east demising wall between Expansion Premises Number One and the west demising wall of the existing eHealth Suite 250.

(iii.)

Expansion Premises Number Two: The 6,859 square foot Premises known as the Yamas suite. Landlord and Tenant have not completed a Space Plan for this Premises. Landlord and Tenant mutually agree to diligently pursue an acceptable space plan that shall generally consist of an open office plan including the retention of (a) the existing conference room located in the south-west corner of the Premises adjacent to the lobby entrance, (b) a small storage room located adjacent to the elevator shaft and (c) the existing break room located in the north-west corner of the Premises adjacent to the central building corridor. Tenant shall have the right, subject to landlord’s reasonable approval, to retain additional existing rooms and private offices within the Premises. Said building standard improvements shall include paint, carpet, relocation of light fixtures and HVAC services, electrical, Voice/Data ring and string boxes and electrical outlets.

SIGNATURES

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Work Letter agreement as of the date set forth above.

LANDLORD:

CARLSEN INVESTMENTS, LLC, a California limited liability company

By:	/s/ James R. Carlsen
James R. Carlsen,
Managing Member

Address:	c/o PDC Properties, Inc.
8395 Jackson Road, Suite F
Sacramento, CA 95826

TENANT:

EHEALTHINSURANCE SERVICES, INC. a Delaware corporation

By:	/s/ Stuart Huizinga
Stuart Huizinga,
Chief Financial Officer

Date:	November 5	, 2007

eHEALTHINSURANCE SERVICES, INC,

EXPANSION PREMISES NUMBER ONE & NUMBER TWO

EXHIBIT A TO WORK LETTER
D. R. HORTON
3
12,580 S.F.
2
4,642 S.F.
STAIR
191 S.F.
training
16 S.F.
LOBBY
2,666 S.F.
eHEALTH
YAMAS
EXPANSION PREMISES NUMBER ONE
EXPANSION PREMISES NUMBER TWO